EXHIBIT 99.2
Vanguard Health Systems, Inc.
Supplementary Financial Information

Adjusted EBITDA Margin Presentation of Most Directly Comparable GAAP Financial Measure (Net Income/Loss Margin) and Reconciliation of Adjusted EBITDA to Net Income/Loss Margin

	Quarter ended December 31,		Six months ended December 31,

(in millions, unaudited)	2005	2006	2005	2006

Adjusted EBITDA	$61.2	$57.2	$126.5	$111.5
Total revenues	597.9	652.9	1,203.5	1,287.8

Adjusted EBITDA Margin	10.2%	8.8%	10.5%	8.7%

Adjusted EBITDA	$61.2	$57.2	$126.5	$111.5
Interest, net	(26.4)	(31.7)	(51.1)	(61.6)
Income tax benefit (expense)	(3.5)	15.7	(10.1)	17.3
Depreciation and amortization	(23.3)	(28.8)	(46.6)	(58.2)
Minority interests	(0.9)	(0.7)	(1.6)	(1.4)
Gain (loss) on sale of assets	0.1	(2.6)	‑	(0.1)
Equity method income	0.2	0.3	0.8	0.6
Stock compensation	(0.3)	(0.5)	(0.6)	(0.8)
Debt extinguishment costs	(0.1)	‑	(0.1)	‑
Monitoring fees	(1.3)	(1.3)	(2.6)	(2.6)
Impairment expense	‑	(123.8)	‑	(123.8)
Discontinued operations, net of taxes	(2.1)	(2.5)	(3.7)	(7.3)

Net income (loss)	$3.6	$(118.7)	$10.9	$(126.4)
Total revenues	$597.9	$652.9	$1,203.5	$1,287.8

Net income (loss) margin	0.6%	(18.2)%	0.9%	(9.8)%